As filed with the Securities and Exchange Commission on September 29, 1998

                                                     Registration No. 33-_______
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------


                              LEVEL 8 SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                   New York                         11-2920559
        (State or other jurisdiction of    (I.R.S. Employer Identification
        incorporation or organization)                Number)

                            1250 Broadway, 35th Floor
                            New York, New York 10001
                                 (212) 244-1234
               (Address of principal executive offices) (Zip code)

      Level 8 Systems, Inc. 1997 Stock Option Plan, as Amended and Restated
                            (Full title of the plan)

                                   Arie Kilman
                              Level 8 Systems, Inc.
                            1250 Broadway, 35th Floor
                            New York, New York 10001
                                 (212) 244-1234
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        ---------------------------------


                        COPIES OF ALL COMMUNICATIONS TO:
                             Edward W. Kerson, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                          New York, New York 10036-8299
                                 (212) 969-3290

                        ---------------------------------





--------------------------------------------------------------------------------


                                                 CALCULATION OF REGISTRATION FEE


Title of securities to be     Amount to be           Proposed maximum         Proposed maximum            Amount of
registered                   registered (1)      offering price per share aggregate offering price    Registration Fee
------------------------- ---------------------  ------------------------ ------------------------  ---------------------
Common Stock, par            388,485 shares             $7.875(2)              $3,059,319.38               $902.50
value $.01 per share
Common Stock, par             29,000 shares             $10.69 (3)              $310,010.00                $91.45
value $.01 per share
Common Stock, par             22,000 shares             $12.23 (4)              $269,060.00                $79.37
value $.01 per share
Common Stock, par             20,000 shares             $16.03 (5)              $320,600.00                $94.58
value $.01 per share
Common Stock, par             57,000 shares             $16.62 (6)              $947,340.00                $279.47
value $.01 per share
Common Stock, par             58,100 shares             $11.76 (7)              $683,256.00                $201.56
value $.01 per share
Common Stock, par            100,000 shares             $14.73 (8)             $1,473,000.00               $434.54
value $.01 per share
Common Stock, par             68,500 shares             $12.75 (9)              $873,375.00                $257.65
value $.01 per share
Common Stock, par            615,000 shares             $9.00 (10)             $5,535,000.00              $1,632.83
value $.01 per share
Common Stock, par             23,500 shares             $8.50 (11)              $199,750.00                $58.93
value $.01 per share
                                                                                                          $4,032.88
                                                                                                          =========
TOTAL
========================= =====================  ======================== ========================  =====================

     (1) Represents the maximum number of shares of common stock, par value $.01 per share ("Common Stock"), issuable upon exercise of options which may be or have been granted under the Level 8 Systems, Inc. 1997 Stock Option Plan, as Amended and Restated (the "Plan").

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) as to 388,485 shares, calculated on the basis of the high and low prices of the Common Stock as reported on the NASDAQ National Market on September 23, 1998.

     (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $10.69 per share with respect to options granted to employees, consultants or non-employee directors of the Company to purchase 29,000 shares of Common Stock.

     (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $12.23 per share with respect to options granted to purchase 22,000 shares of Common Stock.

     (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $16.03 per share with respect to options granted to employees, consultants or non-employee directors of the Company to purchase 20,000 shares of Common Stock.

     (6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $16.62 per share with respect to options granted to employees, consultants or non-employee directors of the Company to purchase 57,000 shares of Common Stock.

     (7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $11.76 per share with respect to options granted to employees, consultants or non-employee directors of the Company to purchase 58,100 shares of Common Stock.

     (8) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $14.73 per share with respect to options granted to employees, consultants or non-employee directors of the Company to purchase 100,000 shares of Common Stock.

     (9) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $12.75 per share with respect to options granted to employees, consultants or non-employee directors of the Company to purchase 68,500 shares of Common Stock.

     (10) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $9.00 per share with respect to options granted to employees, consultants or non-employee directors of the Company to purchase 615,000 shares of Common Stock.

     (11) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $8.50 per share with respect to options granted to employees, consultants or non-employee directors of the Company to purchase 23,500 shares of Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ------   ---------------------------------------

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission by Level 8 Systems, Inc., a New York corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference:

               (1) The Corporation's Annual Report filed on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1997;

               (2) The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998;

               (3) The Corporation's Current Reports on Form 8-K filed on April 10, 1998 and April 21, 1998 and on Form 8-K/A filed on June 8, 1998 and June 19, 1998;

               (4) All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicated that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

               (5) The description of the Corporation's Common Stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934.

         ITEM 4.  DESCRIPTION OF SECURITIES.
         ------   -------------------------

         Not applicable.

         ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.
         ------   -------------------------------------

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------   -----------------------------------------

         Article  SIXTH  of  the  Corporation's   Certificate  of  Incorporation
provides that a director of the Corporation shall not be liable to the Corporation for breach of fiduciary duty as a director except for (i) liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law, that the director personally gained in fact a financial profit or other advantage to which he or she was not or that the director's acts violated Section 719 of the New York Business Corporation Law or (ii) liability for any act or omission prior to the adoption of Article SIXTH of the Corporation's Certificate of Incorporation. Article SIXTH further provides that any repeal or modification of Article SIXTH by the Corporation's shareholders will not adversely affect any right or protection of a director of the

Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to the repeal or modification.

         Article IX of the Corporation's by-laws provides that, to the fullest extent permitted by law, the Corporation will indemnify any person who was or is a director or officer of the Corporation against all expenses incurred by such person in connection with any claim, action, suit or proceeding that may be asserted against him or her by reason of being or having been a director or officer of the Corporation, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action adjudicated, or that he or she personally gained in fact a profit or other advantage to which he or she was not legally entitled.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         ------   -----------------------------------

         Not applicable.

         ITEM 8.  EXHIBITS.
         ------   --------

          4.1 Restated Certificate of Incorporation of the Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Corporation's Registration Statement on Form S-1 (Registration No. 333-15455))

          4.2  By-laws of the Corporation  (incorporated by reference to Exhibit
               3.2 to the Corporation's Registration Statement on Form S-1 (Registration No. 33-92230))

          4.3  1997  Stock  Option  Plan  of the  Corporation,  as  Amended  and
               Restated (incorporated by reference to Exhibit 1 to the Corporation's Definitive Proxy Statement for its Annual Meeting of Shareholders held on May 11, 1998)

          5    Opinion of Proskauer Rose LLP (1)

          23.1 Consent of Grant Thornton LLP (1)

          23.2 Consent of Lurie, Besikof, Lapidus & Co., LLP (1)

          23.3 Consent of Proskauer Rose LLP (included in Exhibit 5)

          24   Powers     of     Attorney     (included     on    page     II-4)
               -----------------------
               (1) Filed herewith

         ITEM 9.  UNDERTAKINGS.
         ------   ------------

          (a)  The undersigned Registrant hereby undertakes:

                    (1) To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                         (i) to  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   registration
                    statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) to include any material  information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on September 29, 1998.


                                LEVEL 8 SYSTEMS, INC.


                                By:    /S/ ARIE KILMAN
                                     ----------------------------------------
                                     Name:    Arie Kilman
                                     Title:   Chairman of the Board and Chief
                                              Executive Officer



                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Arie Kilman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Level 8 Systems, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Corporation to be issued pursuant to the Corporation's 1997 Stock Option Plan, as Amended and Restated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    SIGNATURE                       TITLE                          DATE


    /S/ ARIE KILMAN        Chairman of the Board,            September 29, 1998
----------------------     Chief Executive Officer,
Arie Kilman                Director and Acting Chief
                           Accounting Officer
                           (Principal Executive Officer,
                           Principal Financial Officer
                           and Principal Accounting
                           Officer)

  /S/ SAMUEL SOMECH         President and Director           September 29, 1998
----------------------
Samuel Somech


  /S/ THEODORE FINE        Director                          September 29, 1998
----------------------
Theodore Fine


  /S/ LENNY RECANATI       Director                          September 29, 1998
----------------------
Lenny Recanati


  /S/ FRANK J. KLEIN       Director                          September 29, 1998
----------------------
Frank J. Klein


  /S/ MICHEL BERTY         Director                          September 29, 1998
----------------------
Michel Berty


  /S/ ROBERT M. BRILL      Director                          September 29, 1998
----------------------
Robert M. Brill